UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 15, 2006

Date of Report (date of earliest event reported)

FEI COMPANY

(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

5350 NE Dawson Creek Drive
Hillsboro, OR 97124

(Address of principal executive offices)

(503) 726-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 15, 2006, the Compensation Committee of the Board of Directors of FEI Company changed certain base salaries and established target bonuses, as a percentage of base salaries, for the company’s named executive officers for fiscal year 2006. The base salaries and target bonuses for the company’s named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) are set forth in the table below. Compensation for Don R. Kania, the company’s President and Chief Executive Officer, is unchanged from that described in the company’s Current Report on Form 8-K filed with the SEC on July 27, 2006.

Named Executive Officer:	Effective Date of Salary Change:	Base Salary:	Target Bonus (as a Percentage of Base Salary):
Raymond A. Link	July 1, 2006	$290,000	55%
Robert H.J. Fastenau	April 1, 2006	$251,000	55%
Steven D. Berger	(no change)	$235,000	50%
Robert S. Gregg	(no change)	$315,000	55%
John A. Doherty (1)	(no change)	$250,000	50%

(1) In addition, Mr. Doherty has a target commission of $90,000. His bonus is determined on base salary only.

Bonuses for the named executive officers are paid from the Management Bonus Plan. The total amount of bonus money available for payment to all participants in the bonus plan (which includes non-executive senior managers) is based on the performance of the company against certain return-on-sales metrics set forth in the 2006 operating plan previously approved by our Board. Specifically, the amount available in the bonus pool will be determined based on the following calculation: (i) each participant’s targeted bonus percentage, multiplied by (ii) each participant’s base salary, multiplied by (iii) a payment multiplier. The multiplier increases as the company’s performance increases, calculated on a straight-line basis as illustrated in the graph below. No bonus awards will be payable if company performance is less than or equal to 70% of targeted performance. There is no upper limit on the amount payable. Since 2001, payments under similar management bonus plans for the company have ranged from 0% to 200% of targeted bonus.

The amount of the actual bonus paid to each individual executive is based equally on (a) the performance of the company against such metrics and (b) the individual executive’s performance during the year. The determination of each executive’s performance for the year is based primarily on the Chief Executive Officer’s assessment of the executive’s performance for that year against objectives set by the Chief Executive Officer and the executive. The actual bonus paid may be more or less than the target bonus, but the total amount of bonuses paid to all bonus plan participants will equal the total amount in the bonus pool, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: September 21, 2006